NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	Chief Operating Officer and Head of Acquisitions	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376

ASHFORD HOSPITALITY TRUST COMPLETES ACQUISITION
OF 21-HOTEL PORTFOLIO FOR $250 MILLION

Acquisition Highlights:

Entire portfolio acquired at trailing twelve-month cap rate of 9.5%, EBITDA multiple of 8.8x, EBITDA yield of 11.4%, and value per key of $61,065
Core portfolio comprised of thirteen upper-upscale and upscale full service hotels in major markets acquired at trailing twelve-month cap rate of 10.7%, EBITDA multiple of 7.9x, EBITDA yield of 12.6%, and value per key of $69,700
Significant operating partnership unit ownership taken by affiliates of Fisher Brothers, Gordon Getty Trust, and George Soros
Ashford’s direct hotel portfolio to increase to 55 assets totaling 9,346 rooms

DALLAS — (March 17, 2005) — Ashford Hospitality Trust, Inc. (NYSE: AHT) announced it has completed the acquisition of the 21-property, 4,094-room hotel portfolio from entities controlled by affiliates of the Fisher Brothers, the Gordon Getty Trust, and George Soros collectively as majority partners, and certain members of Ashford’s senior management team as minority partners for total consideration of $250 million.

The purchase price is comprised of $35.0 million in cash, the issuance of $50.3 million in operating partnership units, and the assumption of $164.7 million in debt. The purchase price equates to an 8.8x trailing twelve-month EBITDA multiple, an EBITDA yield of 11.4% and a trailing twelve-month net operating income capitalization rate of 9.5% on the entire 21-hotel portfolio based on a trailing 12-month NOI of $23.7 million. The average cost of the assumed debt will be 7.1% following the repayment of approximately a $14.7 million mezzanine loan.

The operating partnership units were priced at $10.07 using the 20-day average closing price calculated 5 business days prior to the signing of the definitive agreement in December 2004. Ashford management, comprising approximately 22% of the selling entity, structured approximately 100% of their net consideration in the form of operating partnership units. The Fisher, Getty, and Soros entities, comprising approximately 78% of the ownership interests in the selling entity, structured approximately 50% of their consideration in cash and 50% in operating partnership units.

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AHT Acquires 21-Hotel Portfolio

March 17, 2005

The core portfolio consists of 13 hotels across 5 brands and one independent comprising 3,099 total rooms: Houston Embassy Suites Galleria in Houston, TX; Houston Hilton NASA/Clearlake in Houston, TX; Fort Worth Radisson in Fort Worth, TX; St. Petersburg Hilton in St. Petersburg, FL; West Palm Beach Embassy Suites and Admiralty Office Building in West Palm Beach, FL; Key West Crowne Plaza LaConcha in Key West, FL; Sheraton Minneapolis West in Minnetonka, MN; Beverly Hills Crowne Plaza in Los Angeles, CA; Rockland Radisson Hotel Boston/South Shore in Rockland, MA; Milford Radisson in Milford, MA; Indianapolis Airport Radisson Hotel in Indianapolis, IN; Indianapolis Radisson Hotel City Centre in Indianapolis, IN; and the Historic Inns in Annapolis, MD. Remington Lodging & Hospitality, an affiliate of the current manager of the properties, will operate the hotels.

Ashford intends to spend approximately $30 million for capital improvements to the core properties. The scope and completion dates vary by property, but should largely be completed by the first quarter of 2006.

The non-core hotels include: Coral Gables Holiday Inn in Coral Gables, FL; Yarmouth Gull Wing Suites in South Yarmouth, MA; Hyannis Ramada Inn Regency in Hyannis, MA; Falmouth Inn on the Square in Falmouth, MA; Best Western in Dallas, TX; Ramada Inn in Warner Robbins, GA; Commack Howard Johnson in Commack, NY; and Westbury Howard Johnson in Jericho, NY. Ashford is currently evaluating various alternatives for the non-core hotels.

Monty J. Bennett, President and CEO of Ashford Hospitality Trust, said, “The completion of this acquisition marks what is expected to be a very active year for Ashford in 2005. Given the timing of the completion, we expect this portfolio to begin contributing to our results in the second quarter. With the value-added opportunities we are pursuing through the renovation of these hotels in 2005, we expect this portfolio to be a significant growth catalyst for the next couple of years. I would also add that through this transaction we have increased the percentage of full-service, upper-upscale and upscale assets in our overall portfolio, further diversified by brand and markets, increased the percentage of fixed-rate debt on our balance sheet, and continued to align management’s interests with shareholders. Entities controlled by respected investors such as the Fisher Brothers, Gordon Getty Trust, and George Soros structured a sizable portion of their consideration in this transaction in the form of operating partnership units which speaks to the attractiveness of Ashford’s investment platform.”

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Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the impact of the

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AHT Acquires 21-Hotel Portfolio

March 17, 2005

transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price. Net operating income is the property’s funds from operations minus a capital expense reserve of 4% of gross revenues. Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales or properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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